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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Amendment No. 1 to Registration Statement #333-3890 of Highwoods Properties, Inc. on Form S-3 of our report on Forsyth Group dated February 10, 1995, appearing in the Current Report on Form 8-K, dated February 10, 1995, which is incorporated by reference in this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP



May 31, 1996
Winston-Salem, North Carolina

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